Tidal Trust II 485BPOS

Exhibit 99(g)(i)(12)

TWELFTH AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS TWELFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	YieldMax AI Option Income Strategy ETF

●	YieldMax ROKU Option Income Strategy ETF

●	YieldMax SNOW Option Income Strategy ETF

●	YieldMax ZM Option Income Strategy ETF

●	YieldMax ADBE Option Income Strategy ETF

●	YieldMax NKE Option Income Strategy ETF

●	YieldMax ORCL Option Income Strategy ETF

●	YieldMax INTC Option Income Strategy ETF

●	YieldMax BIIB Option Income Strategy ETF

●	YieldMax BA Option Income Strategy ETF

●	YieldMax TGT Option Income Strategy ETF

●	CoreValues Alpha Greater China Growth ETF; and

Remove the following fund:

●	YieldMax MSTR Option Income Strategy ETF.

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by a duly authorized officer on one or more counterparts as of September 15, 2023.

TIDAL TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	October 5, 2023	Date:	October 5, 2023

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF

YieldMax AI Option Income Strategy ETF

YieldMax ROKU Option Income Strategy ETF

YieldMax SNOW Option Income Strategy ETF

YieldMax ZM Option Income Strategy ETF

YieldMax ADBE Option Income Strategy ETF

YieldMax NKE Option Income Strategy ETF

YieldMax ORCL Option Income Strategy ETF

YieldMax INTC Option Income Strategy ETF

YieldMax BIIB Option Income Strategy ETF

YieldMax BA Option Income Strategy ETF

YieldMax TGT Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

REX Daily 2X MSTR ETF

REX Daily 2X COIN ETF

REX Daily 2X GME ETF

REX Daily 2X AMC ETF

REX Daily 2X PTON ETF

REX Daily 2X TLRY ETF

REX Daily 2X NKLA ETF

REX Daily 2X HOOD ETF

REX Daily 2X BYND ETF

REX Daily 2X PENN ETF

Pinnacle Focused Opportunities ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

Return StackedTM U.S. Stocks & Managed Futures ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Clouty Tune ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Roundhill Generative AI & Technology ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

CoreValues Alpha Greater China Growth ETF

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